Exhibit 99.1

Press contact:	Investor contact:
Jessica Attanasio	Joe Hassett
Associate Vice President	Senior Vice President
Gregory FCA	Gregory FCA
Jessica@GregoryFCA.com	JoeH@GregoryFCA.com

MeetMe to Move Stock Listing to NASDAQ

NEW HOPE, Pa.—April 3, 2014—MeetMe, Inc. (NYSE MKT: MEET), the public market leader for social discovery, today announced that it will transfer its U.S. stock exchange listing to the NASDAQ Capital Market. Trading in the company’s shares currently takes place on the NYSE MKT. The company expects trading on NASDAQ to begin on April 15, 2014. Until that time, trading will continue on the NYSE MKT. The company will retain its current ticker symbol, “MEET,” when trading begins on NASDAQ.

“We are excited about the move to NASDAQ," said David Clark, MeetMe’s Chief Financial Officer. "As mobile becomes an increasing part of our business, we believe MeetMe is well positioned for growth, making NASDAQ and its impressive roster of growth-oriented technology companies a logical partner. In addition, NASDAQ provides a strong platform to reach investors around the world, which we believe will enhance our market visibility and contribute to increased liquidity.”

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 70 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The Company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding whether mobile will become an increasing part of our business, whether we are well positioned for growth, and whether NASDAQ will provide a strong platform to reach investors around the world, enhance our market visibility, and contribute to increased liquidity. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices.  Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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